Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM
We hereby consent to

the incorporation by reference

in the Registration Statements

on Form S-3 (No. 333-
259589-02) of Everest Reinsurance

Holdings, Inc. of our report dated March

10, 2023 relating to the financial
statements and financial statement

schedules, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers

LLP

New York, New York

March 10, 2023